Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

CHEVRON U.S.A. INC.

(Exact name of obligor as specified in its charter)

Pennsylvania	25-0527925
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road San Ramon, CA	94583
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, approved March 29, 2019, incorporated herein by reference to Exhibit S-3ASR filed with Form T-1 Statement, Registration No. 333-236787.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 2nd day of December, 2020.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires November 30, 2020
Page 1 of 87

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business September 30, 2020

20200930
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)

Director (Trustee)

10/30/2020
Date of Signature

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.

FDIC Certificate Number **623**
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY
State Abbreviation (RSSD 9200)

10005
Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
8EWQ2UQKS07AKK8ANH81
(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 51.02 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

09/2020

Each bank must Ne its Reports of Condition and Income (Cail Report) data by either (a) Using computer software to prepare its Call Report and then submitting the report data erectly to the FFIECs Central DataRepository (COR), an Internet-based system for data collection (https ilodrffiec.gov/cdr/). or (b) Completing its Cal Report m paper form and arranging with a software vendor or a-other party to convert the data nto theelectronic format that can be processed by the COR. The software vendor or othe- pafty then must eecbonicay submit the bank’s data file to the CDR To fijtfill the signature and attestaton req- -ement for the Reports of Condition and Income for this report dateattach your banks completed sgnature page (or a photocopy or a computer generated re’s on of ths page to the hard-cooy reccrco’the cata fie submitted to the CDR that your bank must place ,n ts files Tne appearance of your bank’s haro-copy record of the submitted data fie need not match exaccy the appearance of the FFIECs sarrp’e report forms, but should show at east the capton o’each Call Report item and the reported amount DEUTSCHE BANK TRUST COMPANY AMERICAS uega Toe or Bank i rssc 901 r For technical assistance with submissions to the CDR. please contact the CDR Help Desk by telephone at (BBS) CDR-3111. by NewYork fax at (703)774-3046. or by e-mail at cdr help^odrffiec gov Cry >R0C3 9130) NOTE Each bank’s toard of c -ectors anc se< or management are responsible for establishing and maintaining an efteetve system of internal control nduding controls ever the Reports of Condition ano Income The Reports of Condition and Inoome are to be prepared n accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Franca Officer (CFO) of the reporting bank (or by the individual performing an eau valent fijnctioni and attested to by not less than two c-ectors (trustees) for state nonmember banks anc three orectors for state member banks, natenai banks, and savngs assoc at ons I. the undesigned CFO (or eg.valenti of tne named bank, attest that the Reports of Condition and Income nnducng the supporting scheo.es: for th s report date have been prepared n conformance with the nstrucoons issued by re appropriate Fede-a’ regulatory authontv and are true and correct to the best of my knowledge and bel ef We. the undersigned d rectors (trustees), attest to the correctness of the Reports of Condition and Income Including the supporting scheo.es) for this -eport date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and befief have been prepared n conformance wth the instructors issued by the approprate Fecera reg.lato-y a.tho-ty and are true and correct Legal Entity Identifier (LEII l8EWQ2UQKS07AKK8ANH8~i iReport only Ifyotr nstltution areaoy has an LEI) {RCON9224) FDIC Certificate Number [ 623 10005 Zp code IRSSO 92201

DEUTSCHE BANK TRUST COMPANY AMERICAS AA£?1 New York. NY 10005 Consolidated Report of Condition for Insured Banks and Savings Associations for September 30. 2020DEUTSCHE BANKTRUST COMPANY AMERICAS 00623 New York. NY 10005 FFIEC041 =>age I8cf87 RC-2 Schedule RC—Continued Liabilities—continued 20. Other liabilities (fromSchedule RC-G) 21. Total liabilities (sum of items 13 through 20) 22. Not applicable Equity Capital Bank Equity Capital 23Perpetual preferred stock and related surplus... 24. Common stock .... 25. Surplus (exclude all surplus related to preferred stock) 26a Retained earnings b Accumulated other comprehensive income <>i c Other equity capital components a> 27. a.Total bank equitycapital (sum of items 23 through 26.C). b Noncontrolling (minonty) interests in consolidated subsidiaries 28. Total equitycapital (sum of items 27.a and 27 b) 28. Total liabilities and equity capital (sum of items 21 and 28) Memoranda To be reported with the March Report of Condition. 1 Indicate in the box at the right the number of the statement below that best descrbes the most comprehensive level of auditing wok performed for the bank by independent external auditors as of any date dunng 2019 .. To be reported with the March Report of Cndition. 2 Bank’s fiscal year-end date (report the date in MMDD format) 1.Includes, but s not I mted to net unreal zed holo ng ga -s dosses) on avaliable-“or-sale secur ties. accumuated net ga ns losses i oncash flow hedges, and accumulated defined benefit pensen and other postretrement plan ac.ustments 2 Includes treasury stockand unearned Employee Stock Ownership Plan shares